Exhibit (a)(3)

             BAILARD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC.

                              ARTICLES OF AMENDMENT
                             CHANGING NAME OF SERIES

     Bailard, Biehl & Kaiser International Fund Group, Inc., a Maryland corporation, (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article SIXTH (b) of the charter of the Corporation is hereby amended to provide that the name of the "Bailard, Biehl & Kaiser International Bond Fund" Series is changed to the "Bailard, Biehl & Kaiser Bond Opportunity Fund" Series.

     SECOND: The foregoing amendment to the charter of the corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     THIRD: These Articles of Amendment shall be effective on December 18, 2000.

     IN WITNESS WHEREOF, Bailard, Biehl & Kaiser International Fund Group, Inc., has caused these presents to be signed in its name and on its behalf by its Chairman of the Board of Directors and witnessed by its Secretary on December18, 2000.


                                        BAILARD, BIEHL & KAISER
WITNESS:                                INTERNATIONAL FUND GROUP, INC.


                                        By:
-----------------------------------         ------------------------------------
Janis M. Horne, Secretary                   Peter M. Hill, Chairman of the Board
                                            of Directors

Bailard, Biehl & Kaiser International Fund Group, Inc.
950 Tower Lane, Suite 1900
Foster City, California 94404

     THE UNDERSIGNED, Chairman of the Board of Directors of Bailard, Biehl, & Kaiser International Fund Group, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        ----------------------------------------
                                        Peter M. Hill
                                        Chairman of the Board of Directors

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